Exhibit 10.3

SENIOR MEZZANINE PROMISSORY NOTE

$6,850,000	September 22, 2006

GC 128 Voss SM LLC, a Delaware limited liability company (“Borrower”), FOR VALUE RECEIVED, promises to pay to the order of Behringer Harvard Alexan Voss, LLC, a Delaware limited liability company or its assigns (“Lender”), at such place as Lender may from time to time designate in writing, the principal sum of Six Million Eight Hundred Fifty Thousand Dollars ($6,850,000.00) or so much thereof as may from time to time have been advanced to Borrower under this Note with Interest (as defined below) on the outstanding principal amount at the rates set forth herein.

DEFINITIONS

For the purpose of this Note capitalized terms not defined below will be as defined in the Loan Agreement:

“Default Interest” shall mean any interest accruing at the Default Interest Rate and payable pursuant to the terms hereof or of the other Loan Documents.

“Default Interest Rate” shall mean a rate of interest per annum equal to the lesser of either (a) thirteen percent (13%) or (b) the maximum rate of interest which may be collected from Borrower under applicable law.

“Interest” shall mean any interest accruing at the Interest Rate or the Default Interest Rate, as applicable and payable pursuant to the terms hereof or of the other Loan Documents.

“Interest Rate” shall mean a rate of interest per annum equal to the lesser of: (a) ten and one half percent (10.5%) or (b) the maximum rate of interest which may be collected from Borrower under applicable law.

“Late Charge” shall mean the lesser of (a) five percent (5%) of any unpaid amount, or (b) the maximum late charge permitted to be charged under applicable law.

“Loan Agreement” shall mean that certain Senior Mezzanine Loan Agreement, between Lender and Borrower, dated of even date herewith, corresponding to this Note, as the same may hereafter be amended, modified and restated from time to time.

“Maturity Date” shall mean March 22, 2012.

“Net Cash Flow” shall mean the amount by which (i) gross income of the Project (which shall include, without limitation, all income received by Borrower from and in connection with any leasing activity) exceeds (ii) operating expenses (which shall mean the actual cash operating expenses of the Project incurred during the period in question and which are consistent with generally accepted operating practices for similar properties) excluding Interest paid or payable under this Note to the extent included in operating expense, plus any payments of Interest and/or principal pursuant to the Senior Loan.

“Payment Date” shall mean the first day of each calendar month, commencing on the date set forth in Section 1.1, and the Maturity Date (or, if any such date is not a Business Day, then the first Business Day immediately before such date).

SECTION 1 - STATED MATURITY; INTEREST AND PRINCIPAL PAYMENTS.

1.1           Payment of Interest.  Interest shall accrue on this Note at the Interest Rate or, during any time at which an Event of Default is continuing, at the Default Interest Rate.  Commencing on November 1, 2006, and continuing monthly on the same date of each calendar month thereafter up to and until the Maturity Date, an installment of accrued and unpaid Interest shall be due and payable to Lender to the extent required by the following:

(a)                                  until the Completion (as defined in the Senior Mezzanine Completion Guaranty) no payment will be required and the Interest shall accrue; and

(b)                                 after Completion, Borrower shall only be required to pay, on each such payment date, an amount equal to the then available Net Cash Flow (i.e. Net Cash Flow through the end of the second preceding calendar month not previously paid to Lender), or the total of all accrued Interest that then remains unpaid, if less, and the excess of such installment of Interest over the amount of available Net Cash Flow (if any) so deferred shall accrue as set forth herein.

On the Maturity Date, all accrued but unpaid Interest, shall be due and payable in full.  It is the intent of Borrower and Lender that this Note shall be treated as a security that satisfies the requirements of Section 856(m)(1)(A) and Section 856(m)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Straight Debt Safe Harbor”).  Accordingly, notwithstanding any indication herein to the contrary, (i) Borrower and Lender agree that the terms of this Note shall be interpreted in such a manner that the Note satisfies the Straight Debt Safe Harbor and (ii) the terms of this Note shall be applied such that the Note has a constant effective yield to maturity, as determined under Section 1272 of the Code, at a fixed rate over the entire term of the Note equal to the Interest Rate; provided, however, that such construction shall not alter the dates of the principal or Interest payments (described in Section 1.1 above), or the amounts of principal or Interest payments required to be paid hereunder.

1.2           Payments of Principal.  On the Maturity Date, the unpaid principal balance, together with all accrued but unpaid Interest, shall be due and payable in full.

1.3           Payment on Stated Maturity Date.  Any remaining unpaid Indebtedness shall be due and payable in full at the Maturity Date.

1.4           Computation of Interest.  Subject to the provisions of Section 1.8, Interest under this Note shall be paid as set forth herein and shall be calculated based on actual days elapsed and a three hundred sixty (360) day year.  Subject to the provisions of Section 1.8, Interest that becomes due under this Note and remains unpaid shall be compounded monthly and shall itself bear Interest (without becoming part of the principal balance of this Note) at the Interest Rate such that the Note has a constant effective yield to maturity at the Interest Rate as described in Section 1.1. hereof (or, during any time at which an Event of Default is continuing, at the Default Interest Rate).

1.5           Method of Payment.  Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds in lawful money of the United States of America immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender.  Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for purposes of determining interest accruals and Late Charges.

1.6           Application of Payments.  Payments under this Note shall be applied first to the payment of Late Charges and Default Interest and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid Interest, and then to reduction of the outstanding principal balance.  No principal amount repaid may be reborrowed.  All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

1.7           Prepayment.  No prepayment of this Note shall be permitted without Lender’s approval in writing in Lender’s sole discretion except (1) in connection with the sale of all of the equity interests in Mortgagor and Borrower by Principal to Lender (the “Option Interests”) after Completion pursuant to the Option Agreement or the Put Option (as defined in the Option Agreement) or (ii) at any time after 150 days after Completion.   Borrower shall be required to prepay this Note upon earlier to occur of: (a) the sale of the Option Interests to Lender or its assignee pursuant to the Option Agreement or the Put Option, (b) an uncured default by Principal under the Option Agreement and the commencement of the pursuit by Lender or its assignee of its remedies in connection with such default, (c) the sale of the Option Interests (other than in connection with the Option Agreement or Put Option) or the sale of the Property or (d) the event of an uncured default by Borrower under the Loan Agreement (after the expiration of any applicable grace and cure periods).

1.8           No Usury.  The provisions of this Note and of all other agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit; and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of interest.  All Interest (including any amounts or payments judicially or otherwise under the law deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, including any extensions or renewals thereof, until payment in full of the Indebtedness so that the Interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law.  To the extent that Lender is relying on Chapter 303, as amended, of the Texas Finance Code to determine the maximum amount of interest permitted by applicable law on the principal of the Loan, Lender will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lender will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the maximum amount permitted by applicable law.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  This paragraph 1.8 will control all agreements between Borrower and Lender.

SECTION 2 - DEFAULT; REMEDIES

2.1           Acceleration.  Lender may, by notice to Borrower at any time during the existence of an Event of Default, declare immediately due and payable the entire principal amount outstanding hereunder together with all Interest and other charges due hereunder including, without limitation, all Late Charges and Default Interest.

2.2           Default Interest Rate; Late Charges.  (a) After an Event of Default, the Default Interest Rate shall apply, in place of the Interest Rate, to all amounts outstanding under the Loan.  Such Default Interest shall be compounded on the monthly anniversary of such Event of Default until paid in full.

(b)           If any monthly installment of Interest due hereunder is not received by Lender on or before the tenth (10th) day after such installment becomes due, Borrower shall pay to Lender, immediately and without demand by Lender, the Late Charge on such outstanding monthly.  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that any such Late Charges payable pursuant to this Section 2.2(b) represents a fair and reasonable estimate, taking into account all circumstances existing on the date hereof, of the additional expenses Lender will incur by reason of such late payment.  Any such Late Charge is payable in addition to, and not in lieu of, any Interest payable at the Default Rate pursuant to Section 2.2(a).

2.3           Remedies.  The remedies of Lender as provided herein, or in the Loan Documents, or at law or in equity shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur.  The failure at any time to exercise any right or remedy shall not constitute a waiver of the right to exercise the right or remedy at any other time.

SECTION 3 - SECURITY

Borrower’s obligations under this Note are secured by, among other instruments, the Pledge Agreement and other Loan Documents.  The covenants of the Pledge Agreement and the Loan Agreement are incorporated by reference into this Note.

SECTION 4 - WAIVER

Presentment for payment, demand, notice of dishonor, protest, and notice of protest and stay of execution are hereby waived by Borrower.  No extension or indulgence or release of collateral granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of Lender herein.

SECTION 5 - EXCULPATION

5.1           Lender Exculpation.  Notwithstanding anything to the contrary contained in this Note, no present or future shareholder, director, officer, member or partner of Lender or of any entity which is now or hereafter a shareholder, director, officer, member or partner of Lender (or of any entity which is now or hereafter a shareholder, director, officer, member or partner of a shareholder, director, officer, member or partner of Lender) shall have any personal liability, directly or indirectly, under or in connection with this Note or any agreement made or entered into under or in connection with the provisions of this Note, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Borrower hereby forever and irrevocably waives and releases any and all such personal liability.  In addition, neither Lender nor any successor or assign of Lender shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Project or to which the Project is now or hereafter subject.  The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Lender provided by law or by any other contract, agreement or instrument.

5.2           Borrower Exculpation.  Borrower’s liability in connection with this Note and the other Loan Documents (including Borrower’s liability for all amounts due hereunder or thereunder) is collectible only from the collateral against which a security interest is created by the Pledge Agreement.  In no case will any person who holds a direct or indirect ownership interest in Borrower, or any officer, director, manager, trustee, employee, agent or affiliate of Borrower or any such direct or indirect owner, have any responsibility for Borrower’s obligations in connection with this Note and the other Loan Documents (including Borrower’s liability for any amounts due hereunder or thereunder); provided, however, that nothing in this

Section 5.2 limits the liability of any person under a guaranty or other agreement executed by such person.

SECTION 6 - GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SEVERABILITY

6.1           Governing Law.  This Note shall be governed by, and construed in accordance with, the substantive law of the State of Texas without regard to the application of choice of law principles.

6.2           SUBMISSION TO JURISDICTION/SERVICE OF PROCESS.  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF, OR THE LOAN. BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS  NOTE, THE SUBJECT MATTER HEREOF, OR THE OTHER LOAN (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY LENDER IN THE ABOVE NAMED COURTS.  BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 7 HEREOF, BUT SERVICE SO MADE WILL BE EFFECTIVE ONLY ON DELIVERY AT SUCH ADDRESS.  BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF LENDER.  FINAL JUDGMENT AGAINST BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF BORROWER THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

6.3           WAIVER WITH RESPECT TO DAMAGES.  BORROWER ACKNOWLEDGES THAT LENDER DOES NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN LENDER AND BORROWER IN CONNECTION HEREWITH AND THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND BORROWER HEREBY WAIVES, ANY CLAIMS AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE, ANY OTHER LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.4           Waiver of Jury Trial.  BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.  BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO DISBURSE THE MONEY EVIDENCED BY THIS NOTE AND TO ENTER INTO THE OTHER LOAN DOCUMENTS.

6.5           Severability.  If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

SECTION 7 - NOTICES

7.1           Notices.  All notices, demands and other communications (“Notice”) under or concerning this Note shall be in writing.  Each Notice shall be addressed to the intended recipient at its address set forth in the Loan Agreement.  Each Notice shall be deemed given on the earliest to occur of (1) the date when the Notice is received by the addressee; (2) the first (1st) Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges, for next Business Day delivery; or (3) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

7.2           Any party to this Agreement may change the address to which Notice is intended for it are to be directed by means of Notice given to the other party in accordance with this Section 7.  Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 7, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 7 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any Notice under any other Loan Document which does not specify how Notices are to be given shall be given in accordance with this Section 7.

SECTION 8 - MISCELLANEOUS

8.1           Costs.  If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of Lender’s rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim by Lender against Borrower relating to this Note, Borrower agrees to pay to Lender all costs reasonably incurred in connection therewith, including reasonable attorney’s fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding.

8.2           Modification.  Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

8.3           Successors.  As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors and assigns whether by voluntary action of the parties or by operation of law.  All of the rights, privileges and obligations hereof shall inure to the benefit of and bind such successors and assigns.

8.4           Loan Agreement.  To the extent not expressly stated otherwise herein, all of the terms and conditions of the Loan Agreement shall survive the execution of this Note and shall remain in full force and effect; provided, however, to the extent of any irreconcilable conflict between the terms and conditions of the Loan Agreement and this Note, the terms and provisions of this Note shall govern and control.

8.5           No Waiver.  No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Without limiting the foregoing, no disbursement by Lender after a default by Borrower hereunder shall constitute a waiver of any of the Lender’s remedies established or referred to hereunder or shall obligate Lender to make any further disbursement.  No waiver, consent or approval of any kind by Lender shall be effective unless (and it shall be effective only to the extent) expressly set out in a writing signed and delivered by Lender.  No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Lender to any other or further actions.  In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the requirements contained herein, but such waiver in any instance or under any particular circumstances shall not be considered a waiver of such requirement or requirements in any other instance or under any other circumstance.

8.6           Sole and Absolute Discretion.  Any option, consent, approval, discretion or similar right of Lender set forth in this Note may be exercised by Lender in its sole and absolute discretion, unless the provisions of this Note or another Loan Document specifically require another standard.

[Signature follows on next page.]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first set forth above.

BORROWER

GC 128 VOSS SM LLC

By:	GC 129 Voss JM, LLC, a Delaware limited liability company, its sole member

	By:	GC 123 Voss Limited Partnership, a Delaware limited partnership, its sole member

		By:	GC 112 Development 2006 GP LLC, a Delaware limited liability company, its general partner

By:
Timothy J. Hogan, Vice President